Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Dustin M. Shindo, Chairman of the Board of Directors, President and Chief Executive Officer of Hoku Scientific, Inc., a Delaware corporation (the “Company”) hereby certifies that, to the best of his knowledge, as follows:

The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of this 19th day of September, 2005.

By:	/s/ DUSTIN M. SHINDO
Dustin M. Shindo
Chairman of the Board of Directors,
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), has been provided to Hoku Scientific, Inc. and will be retained by Hoku Scientific, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Hoku Scientific, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.